Exhibit 32.1


CERTIFICATIONS OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


CERTIFICATIONS

In connection with the Quarterly Report of Nutrition 21, Inc., a New York corporation (the "Company"), on Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission (the "Report"), Paul Intlekofer, Chief Operating Officer and Chief Financial Officer of the Company, does certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Paul Intlekofer
--------------------------------------
Paul Intlekofer
President and Chief Executive Officer
May 15, 2006

A signed original of this written statement required by Section 906 has been provided to Nutrition 21, Inc. and will be retained by Nutrition 21, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.